UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011 (May 12, 2011)

The Cushing MLP Total Return Fund

(Exact name of registrant as specified in its charter)

DELAWARE	811-22072	35-2303963
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8117 Preston Road Suite 440
Dallas, Texas		75225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 692-6334

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01        Other Events.

At the annual meeting of shareholders of The Cushing MLP Total Return Fund (the "Fund") held on May 12, 2011, the Fund's shareholders approved a proposal to amend and restate, in its entirety, the agreement and declaration of trust of the Fund (the "Amended and Restated Agreement and Declaration of Trust").  The Amended and Restated Agreement and Declaration of Trust was amended to restrict any person from purchasing or acquiring, without the prior approval of the Fund’s Board of Trustees, any direct or indirect interest in the Fund’s common shares, if such an acquisition would either (a) cause such a person to become a holder of more than 4.99% of the common shares of the Fund, or (b) increase the percentage of the Fund’s shares owned by any such holder.  The Amended and Restated Agreement and Declaration of Trust was deemed effective May 12, 2011 and is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  A press release issued by the Fund on May 13, 2011 is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

3.1	Amended and Restated Agreement and Declaration of Trust of The Cushing MLP Total Return Fund

99.1	Press Release dated May 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Cushing MLP Total Return Fund

By:	/s/ DANIEL L. SPEARS
Name:	Daniel L. Spears
Title:	Executive Vice President and Secretary
DATE: May 16, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Agreement and Declaration of Trust of The Cushing MLP Total Return Fund

99.1	Press Release dated May 13, 2011